UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2015

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Fifth Avenue, Suite 4100 Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 922-2957

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 22, 2015, The NASDAQ Stock Market LLC (“NASDAQ”) notified WMIH Corp., a Delaware corporation (the “Company”), that NASDAQ has approved the listing of the Company’s common stock, par value $0.00001 (the “Common Stock”), on the Nasdaq Capital Market (the “Listing”). The Common Stock will continue to trade on the OTC Markets OTCQB electronic quotation system under the symbol “WMIH” until market close on Friday, September 25, 2015. The Company anticipates trading on the NASDAQ will commence at market open on Monday morning, September 28, 2015 under the symbol “WMIH”.

The Listing fulfills the Company’s obligation pursuant to Section 23(a) of the Company’s Designation of Rights and Preferences of 3.00% Series B Convertible Preferred Stock, which requires the Company to use its reasonable efforts to list its Common Stock on a national securities exchange after becoming eligible to do so and upon approval of the Board of Directors.

Additionally, on September 23, 2015, the Company filed a Registration Statement on Form 8-A relating to the Common Stock.

The press release of the Company announcing the approval of the listing of the Company’s Common Stock on NASDAQ is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release, dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.
(Registrant)

Date: September 24, 2015	By:	/s/ Charles Edward Smith
	Name:	Charles Edward Smith
	Title:	Executive Vice President

Exhibit Index

Number	Exhibit

99.1	Press Release, dated September 24, 2015.

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